Exhibit 21.1

Principal Subsidiaries of the Registrant

Subsidiary	Place of Incorporation
KSLM International Group Limited	Hong Kong
Xiamen Jiujiuzi Technology Co., Ltd.	People’s Republic of China
Xiamen Kuangshi Alliance Network Technology Co., Ltd.	People’s Republic of China
Xiamen Ganqilai Technology Co., Ltd.	People’s Republic of China
Xiamen Fun Network Technology Co., Ltd.	People’s Republic of China
Hainan Gongjuren Network Technology Co., Ltd.	People’s Republic of China
Xiamen Qingxiangxing Network Technology Co., Ltd.	People’s Republic of China
Shenzhen Miaojuhuiliang Network Technology Co., Ltd.	People’s Republic of China
Xiamen Weisuli Network Technology Co., Ltd.	People’s Republic of China
Xiamen Zhousha Network Technology Co., Ltd.	People’s Republic of China
Xiamen Wannianfeng Network Technology Co., Ltd.	People’s Republic of China
Xiamen Kenini Network Technology Co., Ltd.	People’s Republic of China
Xiamen Qiqian Network Technology Co., Ltd.	People’s Republic of China
Xiamen Liuliulin Network Technology Co., Ltd.	People’s Republic of China
Xiamen Nanuke Network Technology Co., Ltd.	People’s Republic of China